                                                                   EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

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          180 East Fifth Street
          St. Paul, Minnesota                               55101
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(Address of principal executive offices)                  (Zip Code)
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                                  Frank Leslie
                         U.S. Bank National Association
                              180 East Fifth Street
                               St. Paul, MN 55101
                                 (651) 244-8677
            (Name, address and telephone number of agent for service)

                             SANMINA-SCI CORPORATION
                     (Issuer with respect to the Securities)

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           Delaware                                   77-0228182
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(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)
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2700 N. First St., San Jose, CA                         95134
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       (Address of Principal Executive Offices)       (Zip Code)
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               10.375% SENIOR SECURED NOTES DUE JANUARY 15, 2010
                       (TITLE OF THE INDENTURE SECURITIES)

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                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

         a) Name and address of each examining or supervising authority to which it is subject.
                  Comptroller of the Currency
                  Washington, D.C.

         b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

         None

         In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has, also, examined its own books and records for the purpose of answering this item.

ITEMS 3-15  Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1. A copy of the Articles of Association of the Trustee.*

         2. A copy of the certificate of authority of the Trustee to commence business.*

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

         4. A copy of the existing bylaws of the Trustee.*

         5. A copy of each Indenture referred to in Item 4. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

   *   Incorporated by reference to Registration Number 333-67188.

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                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 17th day of March, 2003.

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By: /s/ Paula Oswald
                                        --------------------------
                                            Paula Oswald
                                            Vice President

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

                                    EXHIBIT 6

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 17, 2003

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By: /s/ Paula Oswald
                                        --------------------------
                                            Paula Oswald
                                            Vice President

                                    EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2002
                                    ($000's)

                                                           12/31/2002
                                                         --------------
ASSETS
     Cash and Due From Depository Institutions           $   10,868,204
     Federal Reserve Stock                                            0
     Securities                                              28,139,801
     Federal Funds                                              873,395
     Loans & Lease Financing Receivables                    116,078,132
     Fixed Assets                                             1,389,233
     Intangible Assets                                        9,218,064
     Other Assets                                             9,482,963
                                                         --------------
         TOTAL ASSETS                                    $  176,049,792

LIABILITIES
     Deposits                                            $  121,684,914
     Fed Funds                                                5,858,510
     Treasury Demand Notes                                            0
     Trading Liabilities                                        402,464
     Other Borrowed Money                                    17,397,658
     Acceptances                                                148,979
     Subordinated Notes and Debentures                        5,696,532
     Other Liabilities                                        5,200,399
                                                         --------------
     TOTAL LIABILITIES                                   $  156,389,456

EQUITY
     Minority Interest in Subsidiaries                   $      992,867
     Common and Preferred Stock                                  18,200
     Surplus                                                 11,314,669
     Undivided Profits                                        7,334,600
                                                         --------------
         TOTAL EQUITY CAPITAL                            $   19,660,336

TOTAL LIABILITIES AND EQUITY CAPITAL                     $  176,049,792

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Paula Oswald
    --------------------------
           Vice President

Date: March 17, 2003

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